Exhibit (a)(5)(J)

January – June 2012

Conference Call

LeadIng. THE LINDE GROUP

Georg Denoke

CFO and Member of the Executive Board

27 July 2012

Disclaimer THE LINDE GROUP

On 11th July 2012, Linde AG and Linde US Inc. filed with the United States Securities and Exchange Commission (the “SEC”) a tender offer statement on Schedule TO regarding the tender offer described herein. Lincare Holdings Inc. shareholders are strongly advised to read the tender offer statement (as updated and amended) filed by Linde AG with the SEC, because it contains important information that Lincare Holdings Inc. shareholders should consider before tendering their shares. The tender offer statement and other documents filed by Linde AG and Linde US Inc. with the SEC are available for free at the SEC’s website (http://www.sec.gov) or by directing a request to Linde AG, Klosterhofstraße 1, 80331 Munich, Germany.

This presentation contains forward-looking statements about Linde AG (“Linde”) and their respective subsidiaries and businesses. These include, without limitation, those concerning the strategy of an integrated group, future growth potential of markets and products, profitability in specific areas, the future product portfolio, development of and competition in economies and markets of the group.

These forward looking statements involve known and unknown risks, uncertainties and other factors, many of which are outside of Linde’s control, are difficult to predict and may cause actual results to differ significantly from any future results expressed or implied in the forward-looking statements on this presentation.

While Linde believes that the assumptions made and the expectations reflected on this presentation are reasonable, no assurance can be given that such assumptions or expectations will prove to have been correct and no guarantee of whatsoever nature is assumed in this respect. The uncertainties include, inter alia, the risk of a change in general economic conditions and government and regulatory actions. These known, unknown and uncertain factors are not exhaustive, and other factors, whether known, unknown or unpredictable, could cause the group’s actual results or ratings to differ materially from those assumed hereinafter. Linde undertakes no obligation to update or revise the forward-looking statements on this presentation whether as a result of new information, future events or otherwise.

Performance – 6M 2012 THE LINDE GROUP

Profitable Growth.

Highlights

Group sales increased by 5.9% to € 7,174 m Group operating profit* grew by 6.2% to € 1,655 m Group margin increased by 10 bp to 23.1%

EPS increased by 3.9% to € 3.45 and adjusted EPS by 3.2% to € 3.91

Operations

Gases project pipeline for 2012 to 2015 increased by € 650 m to € 2.6 bn

Operating margin of the Gases Division at 27.4% (+10 bp)

2012 Outlook reinforced

Growth in sales and operating profit vs. record year 2011

HPO: € 650-800 m of gross cost savings in 2009-2012

*Operating profit defined as EBITDA incl. share of net income from associates and joint ventures

Group, sales by Divisions THE LINDE GROUP

Continued growth in all areas

in € million, as reported

Group 6,774 +5.9% 7,174

Gases 5,436 +7.2% 5,830

Engineering 1,226 +0.2% 1,229

Other/Cons. 112 115

6M 2011 6M 2012

*excluding currency and natural gas price effect

Gases Division

— Solid growth through Growth Markets

— Comparable growth* of 3.4% negatively impacted by plant shut downs in Tonnage

— Growth supported by Healthcare with the newly acquired Homecare business from Air Products

Engineering Division

— Strong order intake with more than half of the orders from Asia and Middle East

— Order backlog further increased to € 3.8 bn

Group, operating profit by Divisions

Group margin further improved THE LINDE GROUP

in € million,

as reported

1,655

1,559 +6.2%

Group

+7.8% 1,599

1,483

Gases

Engineering +7.1%

141 151

-65 -95

Other/Cons.

6M 2011 6M 2012

Op. margin 23.0% 23.1%

Gases Division

— Operating profit* further increased

— Operating margin up by 10 bp to 27.4%

Engineering Division

— Operating margin of 12.3% on high level

— Margin development driven by successful execution of individual projects

Other/Cons

— 2011 was influenced by a positive one-time effect due to changes made to the UK pension plan (€ 16 m)

10 bp on reported basis

*EBITDA incl. share of net income from associates and joint ventures

Gases Division, sales bridge

6M 2012 sales increased by 3.4% on comparable basis THE LINDE GROUP in € million

+7.2%

+3.4%* 5,830

+0.2%

+3.6%

5,436

6M 2011 Currency Natural Gas Price/Volume 6M 2012

*including € 40 m changes in consolidation

\

Gases Division, sales by product areas

Growth impacted by plant shut downs THE LINDE GROUP

in € million, comparable* (consolidated)

5,830

5,640* +3.4%

664

Healthcare 602 +10.3%

1,410

Tonnage 1,391 +1.4%

Bulk** 1,590 +4.3% 1,658

+2.0%

Cylinder** 2,057 2,098

6M 2011 6M 2012

Healthcare

— Acquisition of Continental European Homecare business of Air Products closed on 30 April

— Two months of consolidated sales for the acquisition included

Tonnage

— Adjusted for negative impacts from plant shut downs/ maintenance comparable growth of 4.8%, including joint ventures 6.4%

— Plant start ups mainly in the second half of 2012

*excluding currency and natural gas price effect ** due to changed reporting structure € 240 m are shifted from Cylinder to Bulk

Gases Division, sales by operating segment

Growth in all regions led by Asia/Pacific THE LINDE GROUP

in € million

EMEA

2,824 2,944 +4.2%

+3.4%*

6M 2011 6M 2012

— Growth in all regions led by Eastern Europe & Middle East

— Consolidation of Continental European Homecare business of Air Products

— Growth driven by Bulk

Asia/Pacific

1,674 1,473 +13.6%

+4.2%*

6M 2011 6M 2012

— Growth in all regions

— Strongest growth in Greater China

— Bulk continued solid growth trend

Americas

1,173 1,261 +7.5%

+3.3%*

6M 2011 6M 2012

— Strong growth in South America led by Healthcare

— Growth in North America led by cylinder business in Canada

*excluding currency and natural gas price effect

Gases Division, operating profit by operating segment

Growth continued THE LINDE GROUP

in € million

EMEA

807 +3.3% 834

28.3%

28.6%

6M 2011 6M 2012

Asia/Pacific

453 406 +11.6% 27.1%

27.6%

6M 2011 6M 2012

Americas

312 270 +15.6%

24.7%

23.0%

6M 2011 6M 2012

— Continued positive margin development and double digit growth in Americas

— Margin development in Asia/Pacific impacted by higher natural gas prices and up-front investments in future growth

— Continuous implementation of HPO supports margin in all regions

Gases Division, project pipeline

Currently € 2.6 billion under execution THE LINDE GROUP

— € 4.7 bn investments between 2009-2015 (thereof € 0.6 bn in JVs @ share)

— Project amount for 2013 to 2015 increased by around € 650 m

— Around 70% of total project-capex allocated to Growth Markets

— Amount of project opportunities remains at € 4.3 bn on a high level

Project amount by on-stream date (incl. JVs) in € m

~ 800 ~ 800

~ 750 ~ 750

100

~ 600

50

~ 500 500

2009 2010 2011 2012 2013 2014 2015

(Projects > € 10 m)

Additional since FY 2011 results presentation

Engineering Division, key figures

Outstanding operating profit margin of 12.3% THE LINDE GROUP

— New project wins in Tonnage support high order intake and increasing order backlog

— New order intake of around USD 250 m for equipment/gas processing plants for shale gas

— Strong operating profit* margin

in € million Sales

1,226 +0.2% 1,229

6M 2011 6M 2012

in € million

Order Intake

6M 2011 1,149

+24.6%

6M 2012 1,432

in € million Operating Profit*

+7.1% 151

141

12.3%

11.5%

6M 2011 6M 2012

in € million

Order Backlog

31/12/11 3,600

+5.5% 30/06/12 3,798

*EBITDA incl. share of net income from associates and joint ventures

Outlook*

Profitable Growth. THE LINDE GROUP

2012

Group

— Growth in sales and operating profit vs. 2011

— Confirmation of HPO-programme: € 650-800 m of gross cost savings in 2009-2012

Gases

— Sales increase vs. 2011

— Continuous improvement of productivity

Engineering

— Sales at the same level as in 2011

— Operating margin of at least 10%

Mid-term Group

— 2013**: Operating profit of at least € 4 bn

— 2015**: Adjusted*** ROCE of 14% or above

Gases

— Average capex/sales ratio 13% plus

— Revenue increase above market growth

— Further increase in productivity

* based on current economic predictions and prevailing exchange rates

** including proposed acquisition of Lincare Holdings Inc.

***please see definitions on page 22

Appendix

LeadIng. THE LINDE GROUP

Gases Division

Proposed acquisition of Lincare Holdings Inc. THE LINDE GROUP

Proposed acquisition of Lincare Holdings Inc.

— On 1 July 2012 Lincare Holdings Inc. and Linde signed the merger agreement

— Linde offers USD 41.50 per share in cash

Tender process for Lincare shares started

— SEC documents filed on 11 July 2012

— HSR waiting period was already terminated on 20 July 2012

— Tender offer expires at the end of the day (midnight New York time) on 07 August 2012

Equity raise successfully concluded

— Equity raise of € 1.4 bn

— Number of total shares increased to 185 m

— One element of the funding of the Lincare acquisition

— A and A3 rating confirmed by rating agencies

Group, Q2 2012

Key P&L items THE LINDE GROUP

in € million

Q2 2011

Q2 2012

Δ in %

Revenue

3,449

3,669

6.4

Operating profit

798

847

6.1

Operating margin

23.1%

23.1%

+0 bp

EBIT

472

497

5.3

PPA depreciation

-60

-61

-1.7

EBIT before PPA depreciation

532

558

4.9

Financial result

-77

-71

7.8

Taxes

-100

-103

-3.0

Net income

295

323

9.5

Net income – attributable to Linde AG shareholders

282

304

7.8

EPS in €

1.65

1.77

7.3

Adjusted EPS in €

1.91

2.02

5.8

Group, H1 2012

Key P&L items

THE LINDE GROUP

in € million

H1 2011

H1 2012

Δ in %

Revenue

6,774

7,174

5.9

Operating profit

1,559*

1,655

6.2

Operating margin

23.0%

23.1%

+10 bp

EBIT

918

973

6.0

PPA depreciation

-121

-122

-0.8

EBIT before PPA depreciation

1,039

1,095

5.4

Financial result

-126**

-163

-2.9

Taxes

-194

-179

7.7

Net income

598

631

5.5

Net income – attributable to Linde AG shareholders

566

591

4.4

EPS in €

3.32

3.45

3.9

Adjusted EPS in €

3.79

3.91

3.2

*including € 16 m one-time effect from changes to the UK pension plan

**including positive one-time effect of € 30 m (repayment of BOC Edwards vendor loan)

Gases Division, operating segments

Quarterly data

THE LINDE GROUP

EMEA (€ m)

Q1 2011

Q1 2012

Q2 2011

Q2 2012

Sales

1,393

1,445

1,431

1,499

Operating profit*

395

414

412

420

Operating margin

28.4%

28.7%

28.8%

28.0%

Asia/Pacific (€ m)

Q1 2011

Q1 2012

Q2 2011

Q2 2012

Sales

707

808

766

866

Operating profit*

196

218

210

235

Operating margin

27.7%

27.0%

27.4%

27.1%

Americas (€ m)

Q1 2011

Q1 2012

Q2 2011

Q2 2012

Sales

580

625

593

636

Operating profit*

136

152

134

160

Operating margin

23.4%

24.3%

22.6%

25.2%

*EBITDA incl. share of net income from associates and joint ventures

Gases Division

Joint ventures

THE LINDE GROUP

in € million
Proportionate Sales
(not incl. in the Group top-line)
+15.5%
246
213
6M 2011	6M 2012

Share of Net Income

(contribution to operating profit)

+41.7%

51

36

6M 2011 6M 2012

Group, H1 2012

Cash Flow Statement

THE LINDE GROUP

in € million

Q1 2012

Q2 2012

H1 2012

H1 2011

Operating profit

808

847

1,655

1,559

Change in Working Capital

-318

-101

-419

-174

Other changes

-105

-262

-367

-408

Operating Cash Flow

385

484

869

977

Investments in tangibles/intangibles

-321

-384

-705

-547

Acquisitions/Financial investments

-3

-655

-658

-14

Other

43

24

67

76

Investment Cash Flow

-281

-1,015*

-1,296*

-485

Free Cash Flow before Financing

104

-531

-427

492

Interests and swaps

-68

-146

-214

-159

Dividends and other changes

-33

-402

-435

-387

Net debt increase (+)/decrease (-)

-3

1,079

1,076

54

*excluding proceeds on disposal of securities € 555 m

Group, solid financial position

Sound financial strategy

THE LINDE GROUP

Net debt (€ m)

12,815

9,933

6,427 6,423 6,119 6,243

5,497

5,094

30/09/2006 2007 2008 2009 2010 201130/06/

2006 2012

Net debt/EBITDA

4.8

2.7 2.6

2.5

1.9 1.9

1.6

2006 2007 2008 2009 2010 2011 LTM

Credit Ratings

— Standard&Poor’s: A/A-1 with stable outlook (04 July 2012*)

— Moody’s: A3/P-2 with stable outlook (02 July 2012*)

* date of latest rating agency publication

Group

PPA – Expected Depreciation & Amortisation

THE LINDE GROUP

— Development of depreciation and amortisation

— Impact in H1 2012: € 122 million

— Expected range adjusted due to exchange rate effects

Expected range in € m
2012	230 –255
2013	200 –225
…
2022	< 125

PPA Depreciation Planning (in € m)

400

300

200

100

0

2006 2008 2010 2012 2014 2016 2018 2020 2022 2024

Group, definition of financial key figures

THE LINDE GROUP

Operating

Return

EBITDA (incl. IFRIC 4 adjustment)

Profit

excl. finance costs for pensions

excl. special items

incl. share of net income from associates and joint ventures adjusted

Return

Operating profit

ROCE

- depreciation / amortisation

excl. depreciation/amortization from purchase price allocation

Average

equity (incl. minorities)

Capital

+ financial debt

Employed

+ liabilities from finance leases

+ net pension obligations

- cash, cash equivalents and securities

- receivables from finance leases

adjusted

Return

earnings after tax and minority interests

EPS

+ depreciation/amortization from purchase price allocation

+/- special items

Shares

average outstanding shares

Investor Relations

Contact

THE LINDE GROUP

Phone: +49 89 357 57 1321

eMail: investorrelations@linde.com

Internet: www.linde.com

Financial Calendar

— Interim Report January to September: 29 October 2012

— Annual General Meeting: 29 May 2013